

                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                               JURISDICTION OF
NAME OF SUBSIDIARY                              INCORPORATION                                STATUS
------------------------------------    -----------------------------     ---------------------------------------------
Tallahatchie Resources, Inc.            Texas                             Wholly owned subsidiary of Denbury
                                                                          Resources Inc. - dormant
Denbury Marine, L.L.C.                  Louisiana                         Wholly owned subsidiary of Denbury
                                                                          Resources Inc. - marine company
Denbury Energy Services, Inc.           Texas                             Wholly owned subsidiary of Denbury
                                                                          Resources Inc. - marketing company
Denbury Carbonics, L.L.C.               Mississippi                       Wholly owned subsidiary of Denbury
                                                                          Resources Inc. - CO2 production and
                                                                          transportation






                                    EX 21 - 1